Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Forex International Trading Corp. (the "Company") on Form 10-Q for the quarter ended April 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Darren C. Dunckel , Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 2, 2010	/s/ Darren C. Dunckel
Darren C. Dunckel ,
CEO, President, CFO, Secretary, Treasurer and Director (Principal Executive and Financial Officer)